UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2010

QUANEX BUILDING PRODUCTS CORPORATION
 (Exact name of registrant as specified in its charter)

Delaware	1-33913	26-1561397
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 West Loop South, Suite 1500 Houston, Texas	77027
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 713-961-4600

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 21, 2010, the Board of Directors of Quanex Building Products Corporation (the “Company”), acting upon the recommendation of its Nominating and Corporate Governance Committee, elected LeRoy D. Nosbaum, age 63, to the Board of Directors of the Company, effective May 1, 2010. Mr. Nosbaum retired in 2009 as the chief executive officer of Itron, Inc., a $1.9 billion Nasdaq-traded manufacturer of electronic instruments and wireless software designed for electric, gas, and water utilities. Mr. Nosbaum joined Itron in 1996 and was promoted to the role of chief executive officer in 2000. Mr. Nosbaum graduated from Valparaiso University with a BS in Electrical Engineering. Mr. Nosbaum will serve on the Compensation and Management Development Committee of the Company’s Board of Directors.

There is no arrangement or understanding between Mr. Nosbaum and any other person pursuant to which Mr. Nosbaum was selected as a director. Since November 1, 2008, Mr. Nosbaum has had no direct or indirect interest in any transaction or series of similar transactions contemplated by the language of Item 404(a) of Regulation S-K.

The foregoing is qualified by reference to the Press Release announcing Mr. Nosbaum’s election as director, which is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of businesses acquired.

Not applicable

(b)	Pro forma financial information.

Not applicable

(c)	Exhibits.

Exhibit 99.1. Press release dated April 27, 2010.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANEX BUILDING PRODUCTS CORPORATION
(Registrant)

April 27, 2010	/s/ Kevin P. Delaney

(Date)	Kevin P. Delaney Senior Vice President – General Counsel and Secretary

Exhibit Index
99.1	Press Release dated April 27, 2010.